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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          Wabash National Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                           WABASH NATIONAL CORPORATION
                           1000 SAGAMORE PARKWAY SOUTH
                            LAFAYETTE, INDIANA 47905


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         The 2004 Annual Meeting of Stockholders of Wabash National Corporation will be held at the Holiday Inn, 515 South Street, Lafayette, Indiana, 47901 on Thursday, May 13, 2004, at 10:00 a.m. for the following purposes:

         1.       To elect six members of the Board of Directors.
         2.       To approve the Wabash National Corporation 2004 Stock
                  Incentive Plan.
         3. To consider and act upon such other matters as may properly come before the meeting.


         IMPORTANT: Whether or not you expect to attend the meeting, you are requested to mark, sign, date, and return the enclosed proxy as promptly as possible in the enclosed stamped envelope.

                                    By Order of the Board of Directors

                                    /s/ CYNTHIA J. KRETZ

                                    CYNTHIA J. KRETZ
                                    Secretary


Lafayette, Indiana
   April 13, 2004

                           WABASH NATIONAL CORPORATION
                           1000 SAGAMORE PARKWAY SOUTH
                            LAFAYETTE, INDIANA 47905


                                 PROXY STATEMENT


                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 13, 2004

         This Proxy Statement is furnished on or about April 13, 2004 to stockholders of Wabash National Corporation (the "Corporation"), 1000 Sagamore Parkway South, Lafayette, Indiana 47905, in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the Annual Meeting of Stockholders to be held at the Holiday Inn, 515 South Street, Lafayette, Indiana, 47901 on Thursday, May 13, 2004, at 10:00 a.m., and at any adjournments or postponements of the Annual Meeting. The stockholder giving the proxy has the power to revoke the proxy at any time before it is exercised. This right of revocation is not limited by or subject to compliance with any formal procedures.

         The cost of soliciting proxies will be borne by the Corporation. Copies of solicitation materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of the Corporation's Common Stock, and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by mail, personal interview, telephone and facsimile by officers, directors and other management employees of the Corporation, who will receive no additional compensation for their services.

         At the close of business on April 1, 2004, there were 27,088,398 shares of the Common Stock of the Corporation outstanding and entitled to vote at the meeting, held by 885 stockholders of record. Only stockholders of record on April 1, 2004, will be entitled to vote at the meeting, and each share will have one vote. A list of shareholders of record as of April 1, 2004 will be available for inspection during ordinary business hours at our offices, 1000 Sagamore Parkway South, Lafayette, Indiana 47905 from May 3, 2004 to the date of our Annual Meeting. The list will also be available for inspection at the Annual Meeting.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Corporation's Bylaws provide that its Board of Directors shall be comprised of not less than three nor more than nine directors, with the exact number to be fixed by resolution of the Board of Directors. The Board has currently fixed the authorized number of directors at six.

         At the meeting, six directors are to be elected for terms of one year or until their successors are duly elected and qualified. Proxies representing shares held on the record date which are returned duly executed will be voted, unless otherwise specified, in favor of the six nominees for the Board of Directors named below. Each of the nominees has consented to be named herein and to serve on the Board if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election in his or her stead, such other person as the Nominating and Corporate Governance Committee may recommend to the Board.

         The name, age, business experience, current committee memberships, and directorships of each nominee for director, during at least the last five years, are set forth in the table below. For additional information concerning the nominees for director, including stock ownership and compensation, see "Director's Fees," "Beneficial Ownership of Common Stock," and "Compensation" below:

David C. Burdakin................Member - Audit, Compensation, Nominating and
                                 Corporate Governance Committees
                                 Age 49
                                 Director of the Corporation since February
                                 2002. Mr. Burdakin is President of HON
                                 Company, a manufacturer of office furniture, since February 2000 and Executive Vice President of HON Industries, a diversified manufacturer, since February 2001. Previously, Mr. Burdakin was President of the HON Group and has held a variety of positions of increasing responsibility with HON since 1993.

William P. Greubel...............Member - Executive Committee
                                 Age 52
                                 President and Chief Executive Officer of the
                                 Corporation since May 2002. Director of the
                                 Corporation since May 2002. Mr. Greubel was a director and Chief Executive Officer of Accuride Corporation, a manufacturer of wheels for trucks and trailers, from 1998 until April 2002 and served as President of Accuride Corporation from 1994 to 1998. Previously, Mr. Greubel was employed by AlliedSignal Corporation from 1974 to 1994 in a variety of positions of increasing responsibility, most recently as Vice President and General Manager of the Environmental Catalysts and Engineering Plastics business units. Mr. Greubel is also a board member of the Truck Trailer Manufacturers Association (TTMA) since 2002 and a board member of the United Way of Lafayette since 2004.

John T. Hackett..................Member -- Audit, Compensation, and Nominating
                                 and Corporate Governance Committees
                                 Age 71
                                 Director of the Corporation since November 1991 and Chairman of the Board of Directors of Wabash National Corporation since October 2001. Mr. Hackett was Managing General Partner of CID Equity Partners, L.P., a private investment partnership, from 1991 until his retirement in 2001. He previously served as Vice President--Finance and Administration of Indiana University from 1988 to 1991 and Executive Vice President, Chief Financial Officer and director of Cummins Engine Corporation from 1964 to 1988. Mr. Hackett is also a director of Irwin Financial Corporation.

  Dr. Martin C. Jischke..........Member -- Audit, Compensation, and Nominating
                                 and Corporate Governance Committees
                                 Age 62
                                 Director of the Corporation since January 2002. Dr. Jischke is President of Purdue University, West Lafayette, Indiana, since August 2000. Previously, Dr. Jischke was president of Iowa State University from 1991 to 2000, chancellor of the University of Missouri-Rolla from 1986 to 1991, and served in various capacities at the University of Oklahoma between 1968 and 1986, including dean and interim president. Dr. Jischke also serves as a director of Kerr-McGee Corporation.

Ludvik F. Koci...................Member -- Audit, Compensation, and Nominating
                                 and Corporate Governance Committees
                                 Age 67
                                 Director of the Corporation since December
                                 1993. Mr. Koci was Chairman and Chief Executive Officer of Detroit Diesel Corporation in Detroit, Michigan from 1997 until his retirement in 2002. He had previously served as President and Chief Operating Officer from December 1989. Mr. Koci also serves on the Board of Directors of Penske Corporation, Penske Transportation Components LLC., VM Motori S.p.A., American Trucking Research Institute, Focus Hope, Mary's Children Family Center of Michigan and the Board of Regents of Orchard Lake Schools, and of Saints Cyril & Methodius Seminary.

Stephanie K. Kushner.............Member -- Audit, Compensation, and Nominating
                                 and Corporate Governance Committees
                                 Age 48
                                 Director of the Corporation since February
                                 2004. Ms. Kushner is Vice President and Chief Financial Officer of Federal Signal Corporation, a manufacturer and supplier of diverse industrial products. Prior to joining Federal Signal, she was employed by FMC Corporation for 14 years, most recently as Vice President and Treasurer. Before joining FMC, she held various financial positions with AMOCO Corporation, Cyprus Minerals and Homestake Mining Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS LISTED ABOVE.

BOARD COMMITTEES

         The Board of Directors has established a Nominating and Corporate Governance Committee, a Compensation Committee, an Executive Committee and an Audit Committee. The charters for the Nominating and Corporate Governance, Compensation and Audit Committees can be accessed electronically in the "Corporate Governance Policies" section on the About Us page of our website at www.wabashnational.com or by writing to us at Wabash National Corporation,
Attention: Corporate Secretary, P.O. Box 6129, Lafayette, Indiana 47903.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

         The Nominating and Corporate Governance Committee (the Nominating Committee) met three times during 2003. The Board of Directors has determined that each of the members of the Nominating Committee is "independent" within the meaning of the rules of the New York Stock Exchange, Inc. The Nominating Committee's responsibilities include: (i) assisting the Board by identifying individuals qualified to become Board members, and by recommending to the board the director nominees for the next annual meeting of stockholders; (ii) developing and recommending to the Board a set of corporate governance principles applicable to the Corporation; (iii) leading the Board in its annual review of the Board's performance; and (iv) recommending to the Board director nominees for each Board committee

COMPENSATION COMMITTEE

         The Compensation Committee met five times during 2003. The Board of Directors has determined that each of the members of the Compensation Committee is "independent" within the meaning of the rules of the New York Stock Exchange, Inc. The Compensation Committee's responsibilities include: (i) overseeing the Corporation's incentive compensation plans and equity-based plans, and (ii) annually reviewing and approving the corporate goals and objectives relevant to the Chief Executive Officer's and other executive officers' compensation, evaluating their performance in light of those goals and objectives and setting their compensation level based on this evaluation.

         The Compensation Committee is responsible for determining the Corporation's compensation policies for executive officers and for administering the Corporation's 1992 and 2000 Stock Option and Incentive Plans, the 1997 Stock Bonus Plan, and the 2001 Stock Appreciation Rights Plan, pursuant to the provisions of the Plans.

EXECUTIVE COMMITTEE

         The Executive Committee is responsible for exercising the authority of the Board of Directors, to the extent permitted by law and the by-laws of the Corporation, in the interval between meetings of the Board when an emergency issue or scheduling makes it difficult to convene all directors. The Executive Committee did not meet during 2003.

AUDIT COMMITTEE

         The Audit Committee met twelve times during 2003. The Board of Directors has determined that each of the members of the Audit Committee is "independent" within the meaning of the rules of the New York Stock Exchange, Inc. The Board of Directors also determined that Mr. Hackett is an "audit committee financial expert" as defined by the Securities and Exchange Commission.

         The Audit Committee's responsibilities include: (i) reviewing the independence of the independent auditors and making decisions regarding engaging and discharging independent auditors; (ii) reviewing with the independent auditors the plan and results of auditing engagements; reviewing and approving non-audit services provided by the independent auditors and the range of audit and non-audit fees; (iii) reviewing the scope and results of the Corporation's internal audit procedures and the adequacy of the system of internal controls;
(iv) overseeing special investigations; (v) reviewing the Corporation's financial statements and reports filed with the SEC; (vi) overseeing the Corporation's efforts to assure that its business and operations are conducted in compliance with the highest legal and regulatory standards applicable to it, as well as ethical business practices; (vii) overseeing the Corporation's internal reporting system regarding compliance by the Corporation with Federal, state and local laws; (viii) establishing and implementing procedures for confidential communications for "whistleblowers" and others who have concerns with the Corporation's accounting, internal accounting controls and audit matters; and (ix) reviewing significant accounting policies of the Corporation.

ATTENDANCE AT MEETINGS

         During 2003, the Board of Directors of the Corporation held four meetings. All directors of the Corporation, except Mr. E. Hunter Harrison, attended 75% or more of all Board meetings and meetings of committees on which they served in that year. Mr. Harrison resigned from the Board effective June 2, 2003, and did not attend Board or committee meetings in 2003.

DIRECTOR NOMINATIONS

         The Nominating Committee will consider stockholder recommendations for directors sent to the Nominating and Corporate Governance Committee, c/o V.P., General Counsel and Corporate Secretary, Wabash National Corporation, P.O. Box 6129, Lafayette, Indiana 47903. Stockholder recommendations for director should include (i) the name and address of the stockholder recommending the person to be nominated, (ii) a representation that the stockholder is a holder of record of stock of the Corporation including the number of shares held and the period of holding, (iii) a description of all arrangements or understandings between the stockholder and the recommended nominee, (iv) such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended and (v) the consent of the recommended nominee to serve as the director of the Corporation if so elected. To submit a recommendation for a director for an upcoming annual stockholder meeting, it is necessary that you notify the Corporation not less than 120 days or more than 180 days before the first anniversary of the date that the proxy statement for the preceding year's annual meeting was first sent to stockholders. Our 2004 Proxy Statement was first sent to stockholders on April 13, 2004. Thus, in order for any such nomination to be considered by the Corporation for the 2005 annual meeting, it must be received by no later than December 14, 2004. In addition, the notice must meet all other requirements contained in our bylaws, if any. Upon receipt by the V.P., General Counsel and Corporate Secretary of a stockholder notice of a Director nomination, the Corporate Secretary will notify the stockholder that the notice has been received and will be presented to the Nominating Committee for their review. Stockholders' nominees that comply with these procedures will receive the same consideration as other candidates identified to the Nominating Committee.

         To be considered by the Nominating Committee, a director nominee must meet the following minimum criteria:

         - Director candidates shall have the highest personal and professional integrity.
         - Director candidates shall have a record of exceptional ability and judgment.
         - Director candidates shall have skills and knowledge useful to the oversight of the corporation.
         - Director candidates must be able and willing to devote the required amount of time to the Corporation's affairs, including attendance at Board and committee meetings.
         - Director candidates should have the interest, capacity and willingness, in conjunction with the other members of the Board, to serve the long-term interests of the Corporation's stockholders.
         - To the extent considered appropriate by the Board, a director candidate may be required to be a "financial expert" as defined in Item 401 of Regulation S-K.
         - Director candidates shall be free of any personal or professional relationships that would adversely affect their ability to serve the best interest of the Corporation and its stockholders.

         The Nominating Committee, with the help of the V.P., General Counsel and, as needed, a retained search firm, will screen the candidates, do reference checks, prepare a biography for each candidate for the Nominating Committee to review and conduct interviews. The Nominating Committee and the Corporation's Chief Executive Officer will interview candidates that meet the criteria, and the Nominating Committee will select nominees that best suit the Board's needs to recommend to the full Board.

DIRECTOR INDEPENDENCE

         The Board has determined that with the exception of William P. Greubel, our Chief Executive Officer, all the Director nominees are "independent" within the meaning of the rules of the New York Stock Exchange, Inc.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

         Stockholders wishing to report complaints or concerns about the Corporation's accounting, internal accounting controls or auditing matters or other concerns to the Board or the Audit Committee may do so by sending an email to board@wabashnational.com or auditcommittee@wabashnational.com, or by writing to the Board or Audit Committee at Wabash National Corporation, P.O. Box 6129, Lafayette, Indiana 47903.

         Complaints relating to the Corporation's accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other concerns will be referred to the Nominating and Corporate Governance Committee. All complaints and concerns will be received and processed by the V.P., General Counsel's office. You will receive a written acknowledgment from the V.P., General Counsel's office upon receipt of your written complaint or concern. You may report your concerns anonymously or confidentially.

DIRECTORS' FEES

          From January 1, 2003 until June 30, 2003, Directors who were not officers or otherwise affiliated with the Corporation received total compensation of $10,000 per calendar quarter (paid 1/3 in cash and 2/3 in Common Stock of the Corporation) and $1,000 for each committee meeting attended.

          Effective July 1, 2003, Directors who are not officers or otherwise affiliated with the Corporation receive compensation of $10,000 per calendar quarter (paid 1/2 in cash and 1/2 in Common Stock of the Corporation), except for the Chairman of the Board who receives compensation of $11,250 per calendar quarter (paid 1/2 in cash and 1/2 in Common Stock of the Corporation). Directors who are not officers or otherwise affiliated with the Corporation also receive $1,000 for each committee meeting attended except for the Chairman of each committee who receive $2,000 for each committee meeting attended.

          Beginning with fiscal year 2003, directors who are not officers or otherwise affiliated with the Corporation annually receive a restricted stock award of 1,000 shares on the last day of the fiscal year. One-half of these shares vest on the first anniversary of the grant date and one-half vest on the second anniversary of the grant date. Vesting of the restricted stock will be accelerated on the first to occur of either (1) an involuntary termination of the directorship and (2) the voluntary resignation of the director if the director has served for one year since the date of grant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and 10% stockholders to file reports of ownership of equity securities of the Corporation. To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation related to the year ended December 31, 2003, all such reports were made on a timely basis, except for one Form 4 for Chris Black reporting one transaction, which was not filed due to an oversight. For the year ended December 31, 2002, due to clerical oversights at the Corporation, each of William Greubel, Richard Giromini and Chris Black failed to timely file one Form 4 reporting one transaction each.

BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth certain information as of March 15, 2004 (unless otherwise specified), with respect to the beneficial ownership of the Corporation's Common Stock by each person who is known to own beneficially more than 5% of the outstanding shares of Common Stock, each person currently serving as a director, each nominee for director, each Named Officer (as defined below), and all directors and executive officers as a group:

                                                                                 SHARES OF
                                                                               COMMON STOCK
                                                                               BENEFICIALLY       PERCENT
                        NAME AND ADDRESS OF BENEFICIAL OWNER                     OWNED (1)       OF CLASS
         -----------------------------------------------------------------  ------------------ ----------
         FMR Corp.
            82 Devonshire Street
            Boston, MA  02109............................................       3,891,697(2)      14.37%
         Pioneer Global Asset Management S.p.A.
            Galleria San Carlo, 6
            20122 Milan, Italy...........................................       2,083,332(3)       7.69%
         Goldman Sachs Asset Management, L.P.
            32 Old Slip
            New York, NY  10005..........................................       1,741,431(4)       6.43%
         Barclays Private Bank Limited
            59/60 Grosvenor Street
            London, WIX 9DA England......................................       1,379,642(5)       5.09%
         David C. Burdakin...............................................           6,376             *
         Rodney P. Ehrlich...............................................          21,200(6)          *
         Richard J. Giromini.............................................          20,592             *
         William P. Greubel..............................................         221,159(7)          *
         John T. Hackett.................................................          21,818(8)          *
         Mark R. Holden..................................................          19,050(9)          *
         Martin C. Jischke...............................................           6,063             *
         Ludvik F. Koci..................................................          20,457(10)         *
         Stephanie K. Kushner............................................               0             0%
         Timothy J. Monahan..............................................               0             0%
         All Executive Officers and Directors as a group (10 persons)....         336,715          1.24%

* Less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of March 15, 2004 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Based solely on a Schedule 13G filed December 10, 2003 and a Schedule 13G/A filed February 17, 2004. FMR Corp. has sole voting power with respect to 572,900 shares of Common Stock, or 2.12% of the Corporation's Common Stock. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,319,397 shares or 12.25% of the Common Stock outstanding of the Corporation as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Small Cap Stock Fund, amounted to 1,478,500 shares or 5.46% of the outstanding Common Stock of the Corporation.

      Edward C. Johnson 3d, Chairman of FMR Corp., FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 3,319,397 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees.

      Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 465,100 shares or 1.72% of the Common Stock outstanding of the Corporation as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over the 465,100 shares and sole power to vote or to direct the voting of the 465,100 shares of Common Stock.

      Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of Common Stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting Common Stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(3)   Based solely on Schedules 13G filed August 28, 2003 and February 9, 2004.

(4) Based solely on a Schedule 13G filed February 13, 2004. Goldman Sachs Asset Management, L.P. has sole voting power with respect to 1,604,424 shares of Common Stock, or 5.92% of the Corporation's Common Stock.

(5) Based solely on a Schedule 13G filed February 17, 2004. Barclays Private Bank Limited has sole voting and investment power with respect to 1,182,631 shares of Common Stock, or 4.37% of the Corporation's Common Stock.

(6) Includes options to purchase 21,200 shares that are currently, or will be within 60 days of March 15, 2004, exercisable.

(7) Includes options to purchase 146,667 shares that are currently, or will be within 60 days of March 15, 2004, exercisable.

(8) Includes options to purchase 10,500 shares that are currently, or will be within 60 days of March 15, 2004, exercisable.

(9) Includes options to purchase 18,000 shares that are currently, or will be within 60 days of March 15, 2004, exercisable.

(10) Includes options to purchase 1,500 shares that are currently, or will be within 60 days of March 15, 2004, exercisable.

EXECUTIVE OFFICERS OF THE REGISTRANT

         In addition to Mr. Greubel, who is identified above under the heading "Election of Directors", the table below sets forth the names, ages, and current positions of each of the executive officers of the Corporation. The business experience for each of these executive officers for at least the last five years is described below the table.

                   NAME            AGE                     POSITION
                   ----            ---                     --------
Rodney P. Ehrlich.............     58    Senior Vice President -- Chief Technology Officer
Richard J. Giromini...........     50    Senior Vice President -- Chief Operating Officer
Mark R. Holden................     44    Senior Vice President -- Chief Financial Officer
Timothy J. Monahan............     51    Senior Vice President -- Human Resources

         Rodney P. Ehrlich. Mr. Rodney Ehrlich has been Senior Vice President -- Chief Technology Officer of the Corporation since January 2004. From 2001 - 2003, Mr. Ehrlich was Senior Vice President -- Product Development. Mr. Ehrlich has been in charge of the Corporation's engineering operations since the Corporation's founding.

         Richard J. Giromini. Mr. Giromini has been Senior Vice President -- Chief Operating Officer since joining the Corporation on July 15, 2002. He also has served as President and a Director of Wabash National Trailer Center, Inc. since January 2004. Prior to joining the Corporation, Mr. Giromini was with Accuride Corporation from April 1998 to July 2002, where he served in capacities as Senior Vice President -- Technology and Continuous Improvement; Senior Vice President and General Manager -- Light Vehicle Operations; and President and CEO of AKW LP. Previously, Mr. Giromini was employed by ITT Automotive, Inc. from 1996 to 1998 serving as the Director of Manufacturing.

         Mark R. Holden. Mr. Holden has been Senior Vice President -- Chief Financial Officer since October 2001. In addition, Mr. Holden served in the Office of the CEO during 2001 and 2002. Mr. Holden served as Vice President -- Chief Financial Officer and Director of the Corporation from May 1995 to October 2001, and has held a variety of positions of increasing responsibility with the Corporation since 1992.

         Timothy J. Monahan. Mr. Monahan has been Senior Vice President -- Human Resources since October 2003. Prior to that, Mr. Monahan was with Textron Fastening Systems from 1999 to October 2003 where he served as Vice President -- Human Resources. Previously, Mr. Monahan served as Vice President -- Human Resources at Beloit Corporation. Mr. Monahan serves on the board of directors of North American Tool Corporation.

COMPENSATION

EXECUTIVE COMPENSATION

         The following table sets forth the annual and long-term compensation for services in all capacities to the Corporation for the fiscal years ended December 31, 2003, 2002, and 2001 of the Chief Executive Officer and the other four most highly compensated executive officers of the Corporation as of December 31, 2003, which includes all of the executive officers of the Corporation as of that date (together, the "Named Officers").

SUMMARY COMPENSATION TABLE


                                                  ANNUAL COMPENSATION               LONG - TERM
                                                                                   COMPENSATION
                                                                                     AWARDS
                                                                                            SECURITIES
                                                                           RESTRICTED       UNDERLYING         ALL OTHER
                                                    SALARY    BONUS (2)   STOCK AWARDS        OPTIONS       COMPENSATION(2)
   NAME AND PRINCIPAL POSITION(1)          YEAR       ($)        ($)           ($)              (#)               ($)
   William P. Greubel..................... 2003   $ 600,000  $ 528,300     $        0        175,000           $ 188,558
       President and Chief Executive       2002   $ 393,461  $ 200,000     $  262,500        250,000           $  21,945
       Officer                             2001   $       0  $       0     $        0              0           $       0
   Rodney P. Ehrlich...................... 2003   $ 251,275  $ 143,126     $        0         20,000           $  10,337
       Senior Vice President - Chief       2002   $ 251,275  $       0     $        0              0           $   5,790
       Technology Officer                  2001   $ 251,275  $       0     $        0              0           $   5,183
   Richard J. Giromini.................... 2003   $ 330,305  $ 242,361     $        0         70,000           $  81,086
       Senior Vice President - Chief       2002   $ 150,208  $ 235,264     $   70,000        125,000           $  13,816
       Operating Officer                   2001   $       0  $       0     $        0              0           $       0
   Mark R. Holden......................... 2003   $ 355,833  $ 261,093     $        0         70,000           $  22,956
       Senior Vice President - Chief       2002   $ 349,167  $ 150,000     $        0        145,000           $  23,000
       Financial Officer                   2001   $ 287,500  $       0     $        0          5,000           $   2,675

   Timothy Monahan........................ 2003   $  44,558  $  75,000     $        0         10,000           $   1,376
       Senior Vice President - Human       2002   $       0  $       0     $        0              0           $       0
       Resources                           2001   $       0  $       0     $        0              0           $       0


---------------

      (1) Mr. Greubel became the Corporation's Chief Executive Officer on May 6, 2002. Mr. Giromini became the Corporation's Chief Operating Officer on July 15, 2002. Mr. Monahan became the Corporation's Senior Vice President -- Human Resources on October 26, 2003.

     (2) "All Other Compensation" consists of (i) contributions to the Corporation's 401(k) Plan, which, in 2003, consisted of $8,000 in respect of each of Messrs. Greubel and Ehrlich, $7,625 in respect of Mr. Giromini, and $2,000 in respect of Mr. Holden; (ii) payments by the Corporation with respect to term life insurance for the benefit of the respective officer, which, in 2003, consisted of $1,518 in respect of each of Messrs. Greubel and Giromini, $660 in respect of Mr. Holden and $2,337 in respect of Mr. Ehrlich; (iii) payments by the Corporation with respect to the Executive Life Insurance Plan (which provides employees with a bonus to pay for a universal life insurance policy that is fully owned by the employee), which, in 2003, consisted of $38,913 in respect of Mr. Greubel, $18,250 in respect of Mr. Giromini and $20,000 in respect of Mr. Holden; and (iv) reimbursement of relocation expenses, which, in 2003, consisted of $140,127 in respect of Mr. Greubel, $53,693 in respect of Mr. Giromini and $1,376 for Mr. Monahan.

OPTION GRANTS

    Shown below is information on grants of stock options during the year ended December 31, 2003, to the Named Officers pursuant to the Corporation's 2000 Stock Option and Incentive Plan, and inducement options granted outside of any corporate plan.

                                                                          INDIVIDUAL GRANTS
                                      ---------------------------------------------------------------------------------
                                                                                         POTENTIAL REALIZABLE VALUE AT
                           NUMBER OF     PERCENTAGE OF                                       ASSUMED ANNUAL RATE OF
                          SECURITIES    TOTAL OPTIONS                                      STOCK PRICE APPRECIATION
                          UNDERLYING      GRANTED TO       EXERCISE OR                          FOR OPTION TERM(2)
                           OPTIONS        EMPLOYEES        BASE PRICE     EXPIRATION    -------------------------------
        NAME               GRANTED         IN 2003       (PER SHARE)(1)      DATE          5% ($)           10% ($)
-------------------   --------------    --------------   --------------  -----------    -------------     -------------
William P. Greubel.       175,000(3)        18.36%         $  9.03        1/17/2013        $  993,811      $   2,518,512
Rodney P. Ehrlich..        20,000(3)         2.10%         $  9.03        1/17/2013        $  113,578      $     287,830
Richard J. Giromini        70,000(3)         7.34%         $  9.03        1/17/2013        $  397,524      $   1,007,405
Mark R. Holden.....        70,000(3)         7.34%         $  9.03        1/17/2013        $  397,524      $   1,007,405
Timothy J. Monahan.        10,000(4)         1.05%         $ 20.15       10/27/2013        $   62,952      $     159,534

----------------

      (1) Options were granted having exercise prices at fair market values on the date of grant.

      (2) The dollar amounts set forth under these columns are the result of calculations of assumed annual rates of stock price appreciation from the date of grant to the date of expiration of such options of 5% and 10%. These assumptions are not intended to forecast future appreciation of the Corporation's stock price. The Corporation's stock price may increase or decrease in value over the time period set forth above.

      (3) Options granted to Messrs. Greubel, Ehrlich, Giromini and Holden vest with respect to 2/3 of the options on the two-year anniversary from the date of grant and the remainder vest on the three-year anniversary of the date of grant.

      (4) Options granted to Mr. Monahan vest with respect to 1/3 of the options on each of the first three anniversaries of the date of grant.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    Shown below is information with respect to the exercise of options by the Named Officers to purchase the Company's Common Stock during the fiscal year-ended December 31, 2003 and unexercised options to purchase the Company's Common Stock pursuant to the Company's Amended 1992 Stock Option and Incentive Plan, 2000 Stock Option Plan and inducement options granted outside of any corporate plan held by the Named Officers.


                                                          NUMBER OF SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS                  IN-THE-MONEY OPTIONS
                          SHARES                             HELD AT DECEMBER 31, 2003             AT DECEMBER 31, 2003(1)
                         ACQUIRED                                                           ---------------------------------
        NAME            ON EXERCISE    VALUE REALIZED     EXERCISABLE      UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
-------------------  --------------   ------------------ -------------    ---------------   ---------------     -------------
William P. Greubel            0                --           83,334            341,666          $ 1,607,513      $ 6,762,237
Rodney P. Ehrlich        25,000          $ 340,663          37,200             24,000          $   162,260      $   436,350
Richard J. Giromini           0                --                0            195,000                  --       $ 4,000,150
Mark R. Holden                0                --           89,553            201,667          $ 1,077,066      $ 4,180,744
Timothy J. Monahan            0                --                0             10,000                  --       $    91,500

      (1) Based on the closing price on the New York Stock Exchange-Composite Transactions of the Corporation's Common Stock on December 31, 2003 ($29.30 per share).

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         During 2003, decisions on cash compensation and equity compensation, including stock options and restricted stock grants, for the Corporation's executive officers were made by the Compensation Committee of the Board of Directors, which has furnished the following report on its policies. This report is not deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933, as amended or the 1934 Act.

         The Corporation's executive compensation policies toward its executive officers are intended to provide competitive levels of compensation that reflect the Corporation's annual and long-term performance goals, reward superior corporate performance, and assist the Corporation in attracting and retaining qualified executives. Total compensation for each of the Named Officers, which constitute all of the executive officers of the Corporation, is comprised of three principal components: base salary, annual incentive compensation and long-term compensation tied to the Corporation's Common Stock.

         Base Salary. Each year the Compensation Committee determines the base salaries of each of the executive officers and that of the Chief Executive Officer based on available competitive compensation data and the Compensation Committee's assessment of each officer's past performance and its expectation as to future contributions.

         Annual Bonus Plan. The amount of annual bonuses paid to the executive officers under the Corporation's bonus program (the "Bonus Plan") depends primarily upon whether, and the extent to which, the Corporation achieved certain pre-established working capital, EBITDA, and personal performance objectives. Under the Bonus Plan, the Corporation has established for each participant a percentage of his annual base salary that is to be the target payout. The Compensation Committee reviews the target amount and the performance metrics each year and changes are made when deemed necessary.

         Generally, if the Corporation achieves its specific performance metrics objectives, each Bonus Plan participant will receive a bonus for the year that is equal to the plan targets. If the Corporation's performance exceeds target performance, objectives payouts can exceed target payout levels. Target payouts range from 15% to 60% of base salary. After the bonus percentage is computed for each Bonus Plan participant, the Compensation Committee may in its discretion increase or decrease the percentage, based upon individual performance. Bonuses are paid to participants in the calendar year following the year in which bonuses are accrued by the participants.

         In addition, certain Executives may receive bonus amounts pursuant to an executive employment agreement. Bonuses for 2001, 2002 and 2003 for each of the Named Officers appear under the caption "Bonus" in the Summary Compensation Table in the proxy statement in which this report is included.

         Long Term Compensation through Stock Options, Stock Appreciation Rights and Restricted Common Stock. Under the Corporation's 2000 Stock Option and Incentive Plan options may be granted to officers, directors and other key employees of the Corporation and its subsidiaries to purchase shares of Common Stock at a price not less than market price at the date of grant. Options granted under the 2000 Stock Option and Incentive Plan typically become exercisable in annual installments of three years and options granted under the Corporations Amended 1992 Stock Option Plan, under which grants may no longer be made, typically become exercisable in annual installments of five years. Option grants to non-employee Directors of the Corporation, however, are fully vested on the date of grant and are exercisable six months thereafter. All options granted expire ten years after the date of grant. The Corporation is seeking stockholder approval of the 2004 Stock Incentive Plan at its 2004 Annual Meeting, in which case the Compensation Committee will also use that plan for the purpose of granting options in 2004 to officers, directors and other key employees.

         The 2000 Stock Option and Incentive Plan provides and, if approved at the Annual Meeting, the 2004 Stock Incentive Plan will provide, for the award of restricted Common Stock to directors and officers of the Corporation and key employees of the Corporation and its subsidiaries. In 2004, if the 2004 Stock Incentive Plan is approved, the Compensation Committee is generally planning to reduce the portion of equity awards granted as options while increasing the use of restricted Common Stock.

         In 2001, the Corporation adopted a Stock Appreciation Rights Plan, under which stock appreciation rights may be granted to officers and key employees of the Corporation and its subsidiaries. The Corporation has not made any grants in 2003 under the Stock Appreciation Rights Plan.

         Severance Agreements. The Corporation has adopted a policy of providing severance arrangements for senior management employees, including the Named Officers, pursuant to which in the event of any such employee's termination "without cause" or by the employee in certain circumstances "for good reason" (as defined therein) the Corporation will pay such employee from one to three years of salary dependent upon the individual grade level and employment agreement. Further detail on severance arrangements is contained in the description of the employment agreements described elsewhere in the proxy statement in which this report is included.

         Chief Executive Officer's 2003 Compensation. The Chief Executive Officer of the Corporation generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, the compensation of the Chief Executive Officer consists of annual base salary, annual bonus and grants of options and restricted stock. The Compensation Committee's general approach in setting compensation of the Chief Executive Officer is to be competitive with other companies in the industry, but to have a large portion of compensation based upon the Corporation's performance.

         Mr. Greubel's compensation is a result of a negotiated employment agreement entered into in April 2002 between Mr. Greubel and the Corporation's Board of Directors and provides for a salary of $600,000 per year, and a bonus that is targeted at 50% of his base salary but may range from 0% to 100% of his base salary. This agreement is described in further detail elsewhere in the proxy statement in which this report is included. In negotiating Mr. Greubel's compensation, the Board of Directors considered the criteria contained in this report, his qualifications and experience, his previous compensation levels, foregone awards and other compensation at his prior employer, and the competitive marketplace for executive talent. In addition, they considered that a substantial initial equity award in the form of an option was warranted and necessary in order to attract an executive such as Mr. Greubel, and to provide him a strong incentive to increase shareholder value. As a result of the achievement of corporate objectives in 2003 and his individual performance, the Corporation awarded Mr. Greubel a bonus of $528,300 (88% of his base salary) for his performance and granted him an additional option to purchase 175,000 shares of the Corporation's Common Stock. The size of Mr. Greubel's 2003 bonus reflects the Corporation's success in achieving and significantly exceeding certain annual performance objectives related to working capital, profit and specific strategic objectives, as well as reflects his individual performance and the leadership exhibited in connection with the Corporation's turnaround initiatives. In keeping with the philosophy of granting equity awards for the purpose of encouraging executive officers to focus on long-term shareholder returns and for the purpose of encouraging the retention of key executives, the option granted in 2003 vests in part after 2 years, and is not fully vested until the third anniversary of the date of grant.

         Section 162(m). Under Section 162(m) of the Code, and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to the five most highly compensated executive officers. Performance-based compensation that has been approved by stockholders, however, is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). For 2003, all of the members of the Compensation Committee qualified as "outside directors." The Compensation Committee considers the impact of Section 162(m) when making its compensation decisions, however, the Compensation Committee's primary focus is on the most appropriate methods and approaches for the design and delivery of compensation to executive officers of the Corporation. The proposed 2004 Stock Incentive Plan to be presented for approval at the 2004 Annual Meeting is structured to qualify as "performance-based" and to satisfy the stockholder approval and outside director administration requirements of
Section 162(m). Accordingly, compensation awarded by the Compensation Committee to any of the five most highly compensated executive officers under the 2004 Stock Incentive Plan would be deductible under Section 162(m). If the 2004 Stock Incentive Plan is approved, the Compensation Committee will consider in 2004 using the plan to structure performance-based compensation to executive officers who may be subject to Section 162(m) in a manner that satisfies the requirements of Section 162(m).

                        Submitted by the
                        Members of the Compensation Committee

                        John T. Hackett
                        Ludvik F. Koci
                        David C. Burdakin
                        Martin C. Jischke

EMPLOYMENT AND SEVERANCE AGREEMENTS

         In April 2002, the Corporation entered into an employment agreement with Mr. Greubel to serve as President and Chief Executive Officer of the Corporation effective April 12, 2002 through March 31, 2005. The term of Mr. Greubel's employment automatically renews for successive one-year periods unless and until either party provides written notice, not less than 60 days prior to the end of the then current term, of their intent not to renew the agreement. The agreement requires the Corporation to use its commercially reasonable efforts while Mr. Greubel is serving as the Chief Executive Officer to cause him to be nominated for election to the Board of Directors. Pursuant to this agreement, Mr. Greubel's initial base salary was set at $600,000 per year, subject to annual adjustment in connection with annual performance reviews and discussions between Mr. Greubel and the Corporation. Mr. Greubel is also eligible for an annual bonus targeted at 50% of his base salary and which may range from 0% to 100% of that year's base salary. This agreement provided that his bonus for 2002 would be at least $200,000. Pursuant to the terms of the agreement, the Board of Directors granted Mr. Greubel an option to purchase 250,000 shares of our Common Stock at an exercise price of $10.01 per share. One-third of these options vested on the first anniversary of Mr. Greubel's employment and on each of the next two anniversaries thereafter, an additional one-third of these options will vest.

         In the event that the Corporation terminates Mr. Greubel's employment without cause, or it is terminated by Mr. Greubel as a result of a material diminishment of his position, duties or responsibilities, the assignment by the Corporation to Mr. Greubel of substantial additional duties or responsibilities which are inconsistent with the duties or responsibilities then being carried out by him and which are not duties of an executive nature, a material breach of this agreement by the Corporation, which is not corrected within twenty (20) business days of the receipt of a written notice specifying the breach, material fraud on the part of the Corporation, or the discontinuance of the active operation of business of the Corporation or its insolvency or bankruptcy, the Corporation will pay to him the sum of three times his then current base salary if the termination is prior to or on March 31, 2003 and two times his salary if after March 31, 2003. In addition, all unvested options then held by Mr. Greubel shall become vested. If the Corporation terminates Mr. Greubel's employment without cause, upon the attainment of corporate objectives, he is entitled to receive a pro-rata portion of his bonus for the year in which he is terminated. Mr. Greubel has agreed not to compete with the Corporation during the term of his agreement and for a period of two years after termination for any reason.

         In June 2002, the Corporation entered into an employment agreement with Mr. Holden to serve as Chief Financial Officer of the Corporation effective June 14, 2002 through June 14, 2003. The term of Mr. Holden's employment automatically renews for successive one-year periods unless and until either party provides written notice, not less than 60 days prior to the end of the then current term, of their intent not to renew the agreement. Pursuant to this agreement, Mr. Holden's initial base salary was set at $350,000 per year, subject to annual adjustment in connection with annual performance reviews and discussions between Mr. Holden and the Corporation. Mr. Holden is also eligible for an annual bonus targeted at 50% of his base salary and which may range from 0% to 100% of that year's base salary. This agreement provided that his bonus for 2002 would be at least $150,000. Pursuant to the terms of the agreement, the Board of Directors granted Mr. Holden an option to purchase 125,000 shares of the Corporation's Common Stock at an exercise price of $7.79 per share. Two-thirds of these options will vest on the second anniversary of Mr. Holden's execution of his employment agreement and on the next anniversary thereafter the remaining one-third of these options will vest.

         In the event that the Corporation terminates Mr. Holden's employment without cause, or it is terminated by Mr. Holden as a result of a material diminishment of his position, duties or responsibilities, the assignment by the Corporation to Mr. Holden of substantial additional duties or responsibilities which are inconsistent with the duties or responsibilities then being carried out by him and which are not duties of an executive nature, a material breach of this agreement by the Corporation, which is not corrected within twenty (20) business days of the receipt of a written notice specifying the breach, material fraud on the part of the Corporation, or the discontinuance of the active operation of business of the Corporation or its insolvency or bankruptcy, the Corporation will pay to him the sum of two times his then current base salary. In addition, all unvested options then held by Mr. Holden shall become vested. If the Corporation terminates Mr. Holden's employment without cause, upon the attainment of corporate objectives, he is entitled to receive a pro-rata portion of his bonus for the year in which he is terminated. Mr. Holden has agreed not to compete with the Corporation during the term of his agreement and for a period of two years after termination for any reason.

         In June 2002, the Corporation also entered into an employment agreement with Mr. Giromini to serve as Chief Operating Officer of the Corporation effective July 15, 2002 through July 15, 2003. The term of Mr.

Giromini's employment automatically renews for successive one-year periods unless and until either party provides written notice, not less than 60 days prior to the end of the then current term, of their intent not to renew the agreement. Pursuant to this agreement, Mr. Giromini's initial base salary was set at $325,000 per year, subject to annual adjustment in connection with annual performance reviews and discussions between Mr. Giromini and the Corporation. Mr. Giromini is also eligible for an annual bonus targeted at 50% of his base salary and which may range from 0% to 100% of that year's base salary. This agreement provided that his bonus for 2002 would be at least $150,000. Pursuant to the terms of the agreement, the Board of Directors granted Mr. Giromini an option to purchase 125,000 shares of the Corporation's Common Stock at an exercise price of $8.65 per share. Two-thirds of these options will vest on the second anniversary of Mr. Giromini's employment and on the next anniversary thereafter, the remaining one-third of these options will vest.

         In the event that the Corporation terminates Mr. Giromini's employment without cause, or it is terminated by Mr. Giromini as a result of a material diminishment of his position, duties or responsibilities, the assignment by the Corporation to Mr. Giromini of substantial additional duties or responsibilities which are inconsistent with the duties or responsibilities then being carried out by him and which are not duties of an executive nature, a material breach of this agreement by the Corporation, which is not corrected within twenty (20) business days of the receipt of a written notice specifying the breach, material fraud on the part of the Corporation, or the discontinuance of the active operation of business of the Corporation or its insolvency or bankruptcy, the Corporation will pay to him the sum of two times his then current base salary. In addition, all unvested options then held by Mr. Giromini shall become vested. If the Corporation terminates Mr. Giromini's employment without cause, upon the attainment of corporate objectives, he is entitled to receive a pro-rata portion of his bonus for the year in which he is terminated. Mr. Giromini has agreed not to compete with the Corporation during the term of his agreement and for a period of two years after termination for any reason.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors in 2003 consisted of Messrs. Hackett, Koci, Burdakin and Jischke. None of these individuals is currently, or was during 2003, an officer or employee of the Corporation. In addition, none of these individuals serves as a member of the Board of Directors or on the compensation committee of any Corporation that has an executive officer serving on the Board of Directors of the Corporation or its Compensation Committee.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors in fiscal 2003 consisted of Messrs. Hackett, Jischke, Burdakin and Koci. The Committee's responsibilities are described in a written charter adopted by the Board of Directors which was amended in February 2003. The charter was included as Appendix A to the proxy statement for the Corporation's 2003 annual meeting and is available on our website at www.wabashnational.com or by writing to us at Wabash National Corporation, Attention: Corporate Secretary, P.O. Box 6129, Lafayette, Indiana 47903.

         As part of its ongoing activities, which are described in the proxy statement for the Corporation's 2004 Annual Meeting under the heading "Board Committees -- Audit Committee," the Audit Committee has:

         - Reviewed and discussed with management the Corporation's audited consolidated financial statements for the fiscal year ended December 31, 2003;
         - Discussed with Ernst & Young, the Corporation's independent auditors for fiscal 2003, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect;
         - Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Statement No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors their independence; and,
         - Considered the compatibility of the non-audit services provided by the auditors (which are described in the Corporation's proxy statement for its 2004 Annual Meeting under the heading "Independent Public Accountant") with the auditors' independence.

         The Audit Committee's job is one of oversight. The members of the Audit Committee are not experts in the fields of accounting or auditing, including auditor independence. It is not the duty of the Audit Committee to prepare the Corporation's financial statements, to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Corporation's management is responsible for preparing the Corporation's financial statements and for maintaining the system of internal controls. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to the conformity of the audited financial statements with generally accepted accounting principles.

         On the basis of these reviews and discussions, the Audit Committee recommended that the Corporation's audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

         All Audit Committee members have approved this report.

                                         John T. Hackett
                                         Ludvik F. Koci
                                         David C. Burdakin
                                         Martin C. Jischke

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

         The following graph shows a comparison of cumulative total returns for an investment in the Common Stock of the Corporation, the S&P 500 Composite Index and the Dow Jones Transportation Index. It covers the period commencing December 31, 1998 and ending December 31, 2003. The graph assumes that the value for the investment in the Common Stock of the Corporation and in each index was $100 on December 31, 1997 and that all dividends were reinvested. This graph is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the 1934 Act, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933, as amended, or the 1934 Act.

              COMPARISON OF CUMULATIVE TOTAL RETURN TO STOCKHOLDERS
                   DECEMBER 31, 1998 THROUGH DECEMBER 31, 2003
              AMONG WABASH NATIONAL CORPORATION, THE S&P 500 INDEX
                     AND THE DOW JONES TRANSPORTATION INDEX

                     (RETURN ASSUMES DIVIDEND REINVESTMENT)


                Wabash                    Dow Jones
               National     S&P 500    Transportation
             Corporation    Index         Index
1998            100.00      100.00        100.00
1999             74.06      117.97         94.53
2000             43.40      106.01         93.56
2001             39.67       92.18         83.83
2002             42.61       70.64         73.35
2003            151.97       89.28         95.50


RELATED PARTY TRANSACTIONS

         In July 2001, the Corporation entered into a three-year consulting and non-compete agreement with Donald J. Ehrlich, former President and Chief Executive Officer of the Corporation. At the time the agreement was executed, Mr. Ehrlich was a director of the Corporation. The agreement provides for Mr. Ehrlich to provide certain consulting services to the Corporation and precludes Mr. Ehrlich from engaging in defined activities that are deemed competitive to the interests of the Corporation. The agreement provides for payments to Mr. Ehrlich for consulting services rendered to the Corporation of $50,000 per month during the first year of the agreement term, $41,667 per month during the second year of the agreement term, and $33,333 per month during the third year of the agreement term. Mr. Ehrlich is the brother of Rodney P. Ehrlich, an executive officer of the Corporation.

         In April 2002, the Corporation entered into an employment contract with William P. Greubel in connection with Mr. Greubel's employment as Chief Executive Officer and President of Wabash National Corporation beginning in May 2002, and in June 2002, the Corporation entered into an employment contract with Richard J. Giromini in connection with Mr. Giromini's employment as Chief Operating Officer of Wabash National Corporation beginning in July 2002. Mr. Greubel was formerly a Director and Chief Executive Officer of Accuride Corporation, a manufacturer and supplier of wheels for medium and heavy-duty trucks and trailers, and Mr. Giromini was formerly its Senior Vice President/Technology and Continuous Improvement. During 2003, the Corporation purchased certain products from Accuride Corporation for $13.7 million, and the Corporation expects to make additional purchases during 2004. All purchases made during 2003 were on an arm's-length basis, and the Corporation expects that future purchases will be made on an arm's-length basis.

         In September 2002, the Corporation entered into a sixteen-month consulting and non-compete agreement with Charles Ehrlich, former Vice President of Operations of the Corporation. Mr. Charles Ehrlich is the brother of Donald
J. Ehrlich, former President, Chief Executive Officer and Director, and the brother of Rodney Ehrlich. The agreement provides for Mr. Ehrlich to provide certain consulting services to the Corporation and precludes Mr. Ehrlich from engaging in defined activities that are deemed competitive to the interests of the Corporation. The agreement provides for payments to Mr. Ehrlich for consulting services rendered to the Corporation of $21,243 per month during the first four months of the agreement term, and $21,730 per month during the remaining twelve months of the agreement term. The Corporation has no remaining payment obligations pursuant to the agreement.

                                   PROPOSAL 2

             APPROVAL OF THE CORPORATION'S 2004 STOCK INCENTIVE PLAN

         This section provides a summary of the terms of the Wabash National Corporation 2004 Stock Incentive Plan and the proposal to approve the plan.

         The Board of Directors approved the 2004 Stock Incentive Plan on March 11, 2004, subject to approval from our stockholders. Stockholder approval of the plan is necessary to make sure that the plan meets the requirements of the Internal Revenue Code, including the section 162(m) limitation on the deductibility of executive compensation, as well as the New York Stock Exchange, Inc. stockholder approval requirements for equity compensation plans. The Corporation intends to grant awards under the 2004 Stock Incentive Plan across a wide base of its employees and considers the ability to grant equity-based awards to be an important part of its strategy for recruiting and retaining key employees.

         The purpose of the 2004 Stock Incentive Plan is to attract and to encourage the continued employment and service of, and maximum efforts by, officers, directors, key employees and other key individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. In the judgment of the Board of Directors, an initial or increased grant under the 2004 Stock Incentive Plan will be a valuable incentive and will serve to the ultimate benefit of stockholders by aligning more closely the interest of 2004 Stock Incentive Plan participants with those of our stockholders.

         Subject to stockholder approval, the number of shares of Common Stock reserved for issuance under the 2004 Stock Incentive Plan is equal to a maximum of 1,100,000 shares of Common Stock. No more than 550,000 shares may be granted under the 2004 Stock Incentive Plan as awards other than options or stock appreciation rights. As of April 1, 2004, there were 994,808 shares of Common Stock available for grant under the 2000 Stock Option and Incentive Plan. The number of shares of Common Stock available for future grants under the 2000 Stock Option and Incentive Plan will be reduced to 100,000 shares of Common Stock if the Corporation's stockholders approve the 2004 Stock Incentive Plan. There are currently no participants in the 2004 Stock Incentive Plan. Because participation and the types of awards under the 2004 Stock Incentive Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or groups of participants if the 2004 Stock Incentive Plan is approved are not currently determinable.

         On April 1, 2004, the record date for the Annual Meeting, the closing price of our shares of Common Stock was $23.38 per share. On that date, in addition to our employees there were 5 executive officers and 5 non-employee directors of the Company and its subsidiaries who were eligible to participate in the 2004 Stock Incentive Plan.

         The affirmative vote of a majority of the shares of Common Stock voted affirmatively or negatively at the Annual Meeting is required to approve the Stock Incentive Plan. Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 2 to approve the 2004 Stock Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE 2004 STOCK INCENTIVE PLAN.

DESCRIPTION OF THE PLAN

         A description of the provisions of the 2004 Stock Incentive Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2004 Stock Incentive Plan, a copy of which is attached as Exhibit A to this proxy statement.

         Administration. The 2004 Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan.

         Common Stock Reserved for Issuance under the Plan. The Common Stock issued or to be issued under the 2004 Stock Incentive Plan consists of authorized but unissued shares and treasury shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any Common Stock, then the number of shares of Common Stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the 2004 Stock Incentive Plan.

         Eligibility. Awards may be made under the 2004 Stock Incentive Plan to employees of or consultants to the Company or any of our affiliates, including any such employee who is an officer or director of us or of any affiliate, and to any other individual whose participation in the plan is determined to be in the best interests of the Company by the Board of Directors.

         Amendment or Termination of the Plan. The Board of Directors may terminate or amend the plan at any time and for any reason. The 2004 Stock Incentive Plan shall terminate in any event ten years after its effective date. Amendments will be submitted for shareholder approval to the extent required by the Internal Revenue Code or other applicable laws, rules or regulations.

         Options. The 2004 Stock Incentive Plan permits the granting of options to purchase shares of Common Stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

         The exercise price of each stock option may not be less than 100% of the fair market value of our Common Stock on the date of grant. The fair market value is generally determined as the closing price of the Common Stock on the determination date. In the case of certain 10% shareholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. An exception to these requirements is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee's stock option from his or her former employer.

         The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The Compensation Committee may accelerate the exercisability of options.

        In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of Common Stock (which if acquired from the Company have been held by the optionee for at least six months), or by means of a broker-assisted cashless exercise.

         Stock options granted under the 2004 Stock Incentive Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

         Other Awards.  The Compensation Committee may also award:

         - shares of unrestricted stock, which are shares of Common Stock at no cost or for a purchase price determined by the Compensation Committee which are free from any restrictions under the plan. Unrestricted shares of Common Stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to participants.

         - restricted stock, which is shares of Common Stock subject to restrictions.

         - stock units, which are Common Stock units subject to restrictions.

         - dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of Common Stock.

         - stock appreciation rights, which are a right to receive a number of shares or, in the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee.

         - performance and annual incentive awards, ultimately payable in Common Stock or cash, as determined by the Compensation Committee. The Compensation Committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below). The Compensation Committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria. The Compensation Committee may modify, amend or adjust the terms of each award and performance goal. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or who the Compensation Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent that the Compensation Committee so designates. Such employees include the chief executive officer and the four highest compensated executive officers (other than the chief executive officer) determined at the end of each year (the "covered employees").

         Effect of Certain Corporate Transactions. Certain change of control transactions involving us, such as a sale of the Company, may cause awards granted under the 2004 Stock Incentive Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

         Adjustments for Stock Dividends and Similar Events. The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2004 Stock Incentive Plan, including the individual limitations on awards, to reflect Common Stock dividends, stock splits and other similar events.

         Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits publicly-held companies such as the Company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The 2004 Stock Incentive Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

         To qualify as performance-based:

         (i) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

         (ii) the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

         (iii) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by shareholders of the corporation before payment is made in a separate vote; and

         (iv) the Compensation Committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

         In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the Compensation Committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the Common Stock after the date of grant.

         Under the 2004 Stock Incentive Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total shareholder return and earnings per share criteria), are used exclusively by the Compensation Committee in establishing performance goals:

         -        total shareholder return;

         - such total shareholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index;

         -        net income;

         -        pretax earnings;

         - earnings before interest expense, taxes, depreciation and amortization;

         - pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items;

         -        operating margin;

         -        earnings per share;

         -        return on equity;

         -        return on capital;

         -        return on investment;

         -        operating earnings;

         -        working capital;

         -        ratio of debt to shareholders' equity; and

         -        revenue.

         Under the Internal Revenue Code, a director is an "outside director" of the Company if he or she is not a current employee of the Company; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the Company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the Company in any capacity other than as a director.

         The maximum number of shares of Common Stock subject to options that can be awarded under the 2004 Stock Incentive Plan to any person is 50,000 per year. The maximum number of shares of Common Stock that can be awarded under the 2004 Stock Incentive Plan to any person, other than pursuant to an option, is 30,000 per year. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $1,000,000 and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one person is $1,500,000 over a period of more than one, but less than two, years.

         FEDERAL INCOME TAX CONSEQUENCES

         Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Common Stock for at least two years after the date of grant and for one year after the date of exercise (the "holding period requirement"). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

         For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

         If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Common Stock in an amount generally equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

         Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

         If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income. Dividends paid on restricted stock are taxed as compensation income, subject to withholding taxes, unless the grantee has made a Section 83(b) election.

         A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member's tax basis in the shares of Common Stock will be the fair market value of the shares of Common Stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee's estate for estate tax purposes.

         In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee's divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made "incident to divorce" if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

         Restricted Stock. A grantee that is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

         Stock Units. There are no immediate tax consequences of receiving an award of stock units under the 2004 Stock Incentive Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

         Dividend Equivalent Rights. Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

         Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2004 Stock Incentive Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

         Performance and Annual Incentive Awards. The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

         Unrestricted Common Stock. Participants who are awarded unrestricted Common Stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding the Corporation's equity compensation plans as of December 31, 2003.

                                                                                           Number of securities
                                                                                         remaining available for
                                    Number of securities to      Weighted average         future issuance under
                                    be issued upon exercise      exercise price of     equity  compensation  plans
                                     of outstanding options,    outstanding options,      (excluding  securities
         Plan Category                warrants and rights       warrants and rights      reflected in column (A))
---------------------------------   ------------------------    --------------------   ---------------------------
                                             (A)                        (B)                        (C)
                                    ------------------------    --------------------   ---------------------------
Equity Compensation plans
approved by security holders.....             589,850(1)              $  18.38                          0
Equity Compensation plans not
approved by security holders.....           1,269,485(2)              $   8.75                  1,654,554
Total............................           1,859,335                 $  11.81                  1,654,554

------------

     (1) Consists of shares of Common Stock to be issued upon exercise of outstanding options granted under the Wabash National Corporation Amended 1992 Stock Option Plan, and shares of Common Stock to be issued upon exercise of outstanding options granted under the Wabash National Corporation 1992 Directors Stock Option Plan and shares of Common Stock to be issued under the Wabash National Corporation Directors and Executives Deferred Compensation Plan. The number of shares that may be granted under the Wabash National Corporation Directors and Executives Deferred Compensation Plan is based on compensation deferral by directors and executives.

     (2) Consists of shares of Common Stock to be issued upon exercise of outstanding options granted under the Wabash National Corporation 2000 Stock Option and Incentive Plan, shares of Common Stock to be issued under the Wabash National Corporation Stock Bonus Plan, shares of Common Stock to be issued under the Wabash National Corporation Employee Stock Purchase Plan and inducement options that were granted outside of any formal corporate plan.

2000 STOCK AND OPTION INCENTIVE PLAN

         The Corporation's Board of Directors adopted the 2000 Stock and Option Incentive Plan effective November 2000. This plan provides for the grant of non-qualified stock options and restricted stock in order to attract, retain and compensate directors, highly qualified officers, key employees and other persons. There were 2,000,000 shares of stock originally authorized for issuance under the plan. The exercise price for each option granted is set by the Compensation Committee, but is required to be at least the aggregate fair market value of the shares subject to the option. The Compensation Committee sets the vesting schedule for each option granted and sets the restricted period for each grant of restricted stock. Upon a change in control of the Corporation, all outstanding shares subject to options vest and all restrictions and conditions applicable to shares subject to restricted stock lapse. The term of the plan is 10 years, unless earlier terminated by the Board of Directors. If the 2004 Stock Incentive Plan is approved, the number of shares available for grant under the 2000 Stock and Option Incentive Plan will be reduced to 100,000 shares.

EMPLOYEE STOCK PURCHASE PLAN

         The Corporation's Board of Directors adopted the Employee Stock Purchase Plan effective June 1993. This plan provides for the purchase of the Corporation's Common Stock by certain employees in order to increase the employee's interest in the Corporation's growth and success and to retain the employee's services. The employee purchases the stock by electing to have deducted from his or her payroll a whole percentage amount of at least two percent and no more than 15 percent of the employee's daily compensation. There were 200,000 shares of Common Stock originally authorized for issuance under the Employee Stock Purchase Plan. The purchase price for each share of Common Stock is the fair market value of the Common Stock on the last day of the applicable period. The Board of Directors may terminate this plan at any time.

STOCK BONUS PLAN

         The Corporation's Board of Directors adopted the Stock Bonus Plan effective January 1, 1997. This plan provides that stock may be awarded as supplementary compensation as an incentive and reward to eligible long service employees who, through industry, ability and exceptional service, contribute materially to the success of the Corporation. There were 500,000 shares of stock originally authorized for issuance under the Stock Bonus Plan. The Board of Directors has the authority to determine, in its sole discretion, the amount of individual stock bonus awards. This plan may be amended, suspended or terminated by the Board of Directors at any time.

INDUCEMENT GRANTS

         The Corporation has issued non-qualified stock options outside of any plan in connection with inducing certain individuals to start work for the Corporation. In the aggregate, the Corporation has issued options to purchase 385,000 shares of Common Stock to three individuals. The exercise price for each option granted was set by the Compensation Committee at the fair market value of the shares subject to that option. The Compensation Committee set vesting schedules that vest over three years. Upon a change in control of the Corporation, all outstanding shares subject to options vest. The term of each option is 10 years.


                                 GENERAL MATTERS

                 PROVISIONS OF THE CERTIFICATE OF INCORPORATION
                           WITH ANTI-TAKEOVER EFFECTS

         The Certificate of Incorporation authorizes the issuance of up to 75,000,000 shares of Common Stock, 27,088,398 shares of which were issued and outstanding as of April 1, 2004, and up to 25,000,000 shares of Preferred Stock, none of which were outstanding as of April 1, 2004. Additional shares of Preferred Stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. In addition, such shares of Preferred Stock, together with authorized but unissued shares of Common Stock, could also represent additional capital required to be purchased by an acquirer. Issuance of such additional shares may also dilute the voting interest of the Corporation's stockholders.

         On November 7, 1995, the Board of Directors adopted a Stockholder Rights Plan (the "Plan"). The Plan is designed to deter coercive or unfair takeover tactics, to prevent a person or group from gaining control of the Corporation without offering fair value to all shareholders and to deter other abusive takeover tactics which are not in the best interest of shareholders.

         Under the terms of the Plan, each share of Common Stock is accompanied by one right; each right entitles the shareholder to purchase from the Corporation, one one-thousandth of a newly issued share of Series A Preferred Stock at an exercise price of $120.

         The rights become exercisable ten days after a public announcement that an acquiring person or group (as defined in the Plan) has acquired 20% or more of the outstanding Common Stock of the Corporation (the "Stock Acquisition Date") or ten days after the commencement of a tender offer which would result in a person owning 20% or more of such shares. The Corporation can redeem the rights for $.01 per right at any time until ten days following the Stock Acquisition Date (the 10-day period can be shortened or lengthened by the Corporation). The rights will expire in November 2005, unless redeemed earlier by the Corporation.

         If, subsequent to the rights becoming exercisable, the Corporation is acquired in a merger or other business combination at any time when there is a 20% or more holder, the rights will then entitle a holder to buy shares of the Acquiring Corporation with a market value equal to twice the exercise price of each right. Alternatively, if a 20% holder acquires the Corporation by means of a merger in which the Corporation and its stock survives, or if any person acquires 20% or more of the Corporation's Common Stock, each right not owned by a 20% or more shareholder, would become exercisable for Common Stock of the Corporation (or, in certain circumstances, other consideration) having a market value equal to twice the exercise price of the right.

                       VOTING PROCEDURES AND REQUIREMENTS

         Shares can be voted only if the stockholder is present in person or by proxy. Whether or not you plan to attend in person, you are encouraged to sign and return the enclosed proxy card. If you hold shares in "street name" (that is, through a bank, broker or other nominee) and would like to attend the Annual Meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of Common Stock as of the close of business on April 1, 2004, the record date for voting. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

         ELECTION OF DIRECTORS. The election of directors requires a plurality of the votes cast for the election of directors; accordingly, the directorship to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, the votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

         STOCK OPTION PLAN PROPOSAL. The approval of the 2004 Stock Incentive Plan requires the affirmative vote of a majority of shares represented in person or by proxy at the annual meeting. Abstentions will have the same effect as a vote against the proposal

         BROKER AUTHORITY TO VOTE. Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, Inc., a member broker who holds shares in street name for customers has the authority to vote on certain items if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. NYSE rules permit member brokers who do not receive instructions to vote on the election of directors but not on the stock option plan proposal.

         Under NYSE rules, the stock option plan proposal is a "non-discretionary" item, which means that NYSE member brokers who have not received instructions from the beneficial owners of Common Stock do not have discretion to vote the shares of Common Stock held by those beneficial owners on the proposal. Because the affirmative vote of a majority of the outstanding shares of Common Stock is necessary to approve the stock option plan proposal, any such broker non-vote will have the effect of a vote against that proposal; on all other proposals, broker non-votes will have no effect on the outcome of the vote.

         QUORUM. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied.

                        AVAILABILITY OF CERTAIN DOCUMENTS

         A copy of our 2003 Annual Report on Form 10-K, as amended, is enclosed. You also may obtain additional copies without charge and without the exhibits by writing to: Wabash National Corporation, P.O. Box 6129, Lafayette, Indiana 47903
Attn: Corporate Secretary. These documents also are available through our website at www.wabashnational.com. Our Form 10-K/A is not proxy soliciting material.

         The charters for our Audit, Nomination and Compensation Corporate Governance Committees, as well as our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, are available on the About Us page of our website at www.wabashnational.com.

                         INDEPENDENT PUBLIC ACCOUNTANTS

        The accounting firm of Ernst & Young has acted as the Corporation's independent public accountants for the year ended December 31, 2003. Representatives of Ernst & Young are expected to be present at the stockholders meeting and will have an opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.

PRINCIPAL ACCOUNTING FEES AND SERVICES

         The fees billed by Ernst & Young LLP to the Corporation for professional services for the years ended December 31, 2003 and December 31, 2002 were as follows:

               FEE CATEGORY              2003                2002
          ---------------------  ------------------- ------------
                                    (DOLLARS IN THOUSANDS)
          Audit Fees                  $     858      $      648
          Audit-Related Fees                805              80
          Tax Fees                          273             210
          All Other Fees                     17             121
                                      ---------       ---------
               Total Fees             $   1,953      $    1,059

         Audit Fees. Consist of fees billed for professional services rendered for the audit of the Corporation's consolidated financial statements, review of the interim consolidated financial statements included in quarterly reports and services provided by Ernst & Young in connection with the Corporation's convertible notes offering in 2003 and its registration statements.

         Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation's consolidated financial statements and are not reported under "Audit Fees." In 2003, these services include audits of benefit plans, audits, accounting consultation, consulting on internal controls and other audit-related services.

         Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. In 2003, these services include assistance related to state tax filing and incentives reviews of corporation tax filings, consulting or net operating loss treatments, and review of tax audits.

         All Other Fees. In 2003, these services include assistance related to expatriate tax liability for a single non-executive officer.

         With the exception of $46,000 of tax fees, which constituted 2.4% of total Ernst & Young fees billed for 2003, for which pre-approval was waived pursuant to the rules of the Securities and Exchange Commission, all Ernst & Young fees were pre-approved by the Audit Committee pursuant to the policy described below, or related to contracts existing on May 6, 2003.

         The Audit Committee has not yet selected the Corporation's auditors for the year ending December 31, 2004. As part of the Corporation's ongoing process of evaluating services and costs, the Audit Committee is evaluating its options.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT SERVICES AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

         The Audit Committee's policy is to pre-approve all audit and permissible non-audit services performed by the independent public accountants. These services may include audit services, audit related services, tax services and other services. For audit services, the independent auditor provides an engagement letter in advance of the meeting of the Audit Committee that occurs in connection with the Corporation's Annual Meeting, outlining the scope of the audit and related audit fees. If agreed to by the Audit Committee, this engagement letter is formally accepted by the Audit Committee at the meeting.

         For all services, the Corporation's senior management submits from time to time to the Audit Committee for approval services that it recommends the Audit Committee engage the independent auditor to provide for the fiscal year. In addition, the Audit Committee pre-approves all non-audit services that the independent auditor can provide from time-to-time during the year. All fee proposals for those non-audit services must be approved in advance in writing by the requesting department head and by the Corporate Controller. Any fee proposal greater than $25,000 must also be approved in advance in writing by the Chief Financial Officer. Any fee proposal greater than $100,000 must also be approved in advance in writing by the Chairman of the Audit Committee. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the 2005 Annual Meeting of the Corporation (other than proposals submitted under Securities Exchange Act Rule 14a-8) must be received at the Corporation's principal executive offices no later than February 12, 2005 and no earlier than January 13, 2005. Stockholder proposals intended to be presented under Rule 14a-8 must be received at the Corporation's principal executive offices no later than December 14, 2004.

                                  OTHER MATTERS

        Management knows of no matters to be presented for action at the meeting other than the matters mentioned above. However, if any other matters properly come before the meeting, it is intended that the persons named in the ac Corporation form of proxy will vote on such other matters in accordance with their best judgment.

                                    By Order of the Board of Directors

                                    /s/ CYNTHIA J. KRETZ

                                    CYNTHIA J. KRETZ
                                    Secretary

April 13, 2004

                                                                       EXHIBIT A












                   -------------------------------------------

                           WABASH NATIONAL CORPORATION

                            2004 STOCK INCENTIVE PLAN

                   -------------------------------------------

                           WABASH NATIONAL CORPORATION

                            2004 STOCK INCENTIVE PLAN


         Wabash National Corporation (the "Company") sets forth herein the terms of its 2004 Stock Incentive Plan (the "Plan"), as follows:

1.       PURPOSE

         The Plan is intended to enhance the Company's and its Affiliates' (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.       DEFINITIONS

         For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

         2.1 "AFFILIATE" means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

         2.2 "ANNUAL INCENTIVE AWARD" means an Award made subject to attainment of performance goals (as described in SECTION 15) over a performance period of up to one year (the fiscal year, unless otherwise specified by the Committee).

         2.3 "AWARD" means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Rights, or cash award under the Plan.

         2.4 "AWARD AGREEMENT" means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

         2.5      "BENEFIT ARRANGEMENT" shall have the meaning set forth in
SECTION 16 hereof.

         2.6      "BOARD" means the Board of Directors of the Company.

         2.7 "CAUSE" means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties;
(ii) conviction of a criminal offense (other than minor traffic offenses); or
(iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

         2.8 "CODE" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

         2.9 "COMMITTEE" means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in
SECTION 3.2.

         2.10     "COMPANY" means Wabash National Corporation.

         2.11 "CORPORATE TRANSACTION" means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.

         2.12 "COVERED EMPLOYEE" means a Grantee who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.

         2.13 "DISABILITY" means the Grantee is unable to perform each of the essential duties of such Grantee's position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee's Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

         2.14 "DIVIDEND EQUIVALENT RIGHT" means a right, granted to a Grantee under SECTION 14 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

         2.15 "EFFECTIVE DATE" means March 11, 2004, the date the Plan is approved by the Board.

         2.16 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

         2.17 "FAIR MARKET VALUE" means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The NASDAQ Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.

         2.18 "FAMILY MEMBER" means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee's household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

         2.19 "GRANT DATE" means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under
SECTION 6 hereof, or (iii) such other date as may be specified by the Board.

         2.20 "GRANTEE" means a person who receives or holds an Award under the Plan.

         2.21 "INCENTIVE STOCK OPTION" means an "incentive stock option" within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

         2.22 "NON-QUALIFIED STOCK OPTION" means an Option that is not an Incentive Stock Option.

         2.23 "OPTION" means an option to purchase one or more shares of Stock pursuant to the Plan.

         2.24 "OPTION PRICE" means the exercise price for each share of Stock subject to an Option.

         2.25 "OTHER AGREEMENT" shall have the meaning set forth in SECTION 16 hereof.

         2.26 "OUTSIDE DIRECTOR" means a member of the Board who is not an officer or employee of the Company.

         2.27 "PERFORMANCE AWARD" means an Award made subject to the attainment of performance goals (as described in SECTION 15) over a performance period of up to ten (10) years.

         2.28 "PLAN" means this Wabash National Corporation 2004 Stock Incentive Plan.

         2.29 "PURCHASE PRICE" means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

         2.30 "REPORTING PERSON" means a person who is required to file reports under Section 16(a) of the Exchange Act.

         2.31 "RESTRICTED STOCK" means shares of Stock, awarded to a Grantee pursuant to SECTION 11 hereof.

         2.32 "SAR EXERCISE PRICE" means the per share exercise price of an SAR granted to a Grantee under SECTION 10 hereof.

         2.33 "SECURITIES ACT" means the Securities Act of 1933, as now in effect or as hereafter amended.

         2.34 "SERVICE" means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee's change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

         2.35 "SERVICE PROVIDER" means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

         2.36 "STOCK" means the common stock, par value $.01 per share, of the Company.

         2.37 "STOCK APPRECIATION RIGHT" or "SAR" means a right granted to a Grantee under SECTION 10 hereof.

         2.38 "STOCK UNIT" means a bookkeeping entry representing the equivalent of shares of Stock, awarded to a Grantee pursuant to SECTION 11 hereof.

         2.39 "SUBSIDIARY" means any "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

         2.40 "TERMINATION DATE" means the date upon which an Option shall terminate or expire, as set forth in SECTION 8.3 hereof.

         2.41 "TEN PERCENT STOCKHOLDER" means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

         2.42 "UNRESTRICTED STOCK" means an Award pursuant to SECTION 12 hereof.

3.       ADMINISTRATION OF THE PLAN

         3.1.     BOARD

         The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company's certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company's certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

         3.2.     COMMITTEE.

         The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in SECTION 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

                  (i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as "outside directors" within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.

                  (ii) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

         3.3.     TERMS OF AWARDS.

         Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

         (i)      designate Grantees,

         (ii)     determine the type or types of Awards to be made to a Grantee,

         (iii) determine the number of shares of Stock to be subject to an Award,

         (iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

         (v) prescribe the form of each Award Agreement evidencing an Award, and

         (vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the

Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

         As a condition to any subsequent Award, the Board shall have the right, at its discretion, to require Grantees to return to the Company Awards previously made under the Plan. Subject to the terms and conditions of the Plan, any such new Award shall be upon such terms and conditions as are specified by the Board at the time the new Award is made. The Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award shall be contingent upon the Grantee executing the appropriate Award Agreement.

         Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR which reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement Option or SAR with a lower exercise price without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to SECTION 18.

         3.4.     DEFERRAL ARRANGEMENT.

         The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans.

         3.5.     NO LIABILITY.

         No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

4.       STOCK SUBJECT TO THE PLAN

         Subject to adjustment as provided in SECTION 18 hereof, the number of shares of Stock available for issuance under the Plan shall be one million one hundred thousand (1,100,000) shares. Notwithstanding the preceding sentence, the aggregate number of shares of Stock which cumulatively may be available for issuance pursuant to Awards other than Awards of Options or SARs shall not exceed five hundred fifty thousand (550,000) shares. Stock issued or to be issued under the Plan shall be authorized but unissued shares or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan.

If the Option Price of any Option granted under the Plan, or if pursuant to
SECTION 19.3 the withholding obligation of any Grantee with respect to an Option or other Award, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

5.       EFFECTIVE DATE, DURATION AND AMENDMENTS

         5.1.     EFFECTIVE DATE.

         The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company's stockholders within one year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year after the Effective Date, any Awards made hereunder shall be null and void and of no effect.

         5.2.     TERM.

         The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date as provided in
SECTION 5.3.

         5.3.     AMENDMENT AND TERMINATION OF THE PLAN

         The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company's stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.       AWARD ELIGIBILITY AND LIMITATIONS

         6.1.     SERVICE PROVIDERS AND OTHER PERSONS

         Subject to this SECTION 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time, (ii) any Outside Director, and (iii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

         6.2.     SUCCESSIVE AWARDS.

         An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

         6.3.     LIMITATION ON SHARES OF STOCK SUBJECT TO AWARDS AND CASH
                  AWARDS.

         During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

         (i) the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under SECTION 6 hereof is 50,000 per calendar year;

         (ii) the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under SECTION 6 hereof is 30,000 per calendar year; and

         (iii) the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any calendar year by any one Grantee shall be $1,000,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period greater than one year - but less than two years, by any one Grantee shall be $1,500,000.

         The preceding limitations in this SECTION 6.3 are subject to adjustment as provided in SECTION 18 hereof.

         6.4.     LIMITATIONS ON INCENTIVE STOCK OPTIONS.

         An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee's employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

         6.5.     STAND-ALONE, ADDITIONAL, TANDEM, AND SUBSTITUTE AWARDS

         Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Stock Units or Restricted Stock), or in which the Option Price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an Option Price "discounted" by the amount of the cash compensation surrendered).

7.       AWARD AGREEMENT

         Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.       TERMS AND CONDITIONS OF OPTIONS

         8.1.     OPTION PRICE

         The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

         8.2.     VESTING.

         Subject to SECTIONS 8.3 AND 18.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this SECTION 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The Board may provide, for example, in the Award Agreement for (i) accelerated exercisability of the Option in the event the Grantee's Service terminates on account of death, Disability or another event, (ii) expiration of the Option prior to its term in the event of the termination of the Grantee's Service, (iii) immediate forfeiture of the Option in the event the Grantee's Service is terminated for Cause or (iv) unvested Options to be exercised subject to the Company's right of repurchase with respect to unvested shares of Stock. No Option shall be exercisable in whole or in part prior to the date the Plan is approved by the Stockholders of the Company as provided in SECTION 5.1 hereof.

         8.3.     TERM.

         Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the "Termination Date"); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

         8.4.     TERMINATION OF SERVICE.

         Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee's Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

         8.5.     LIMITATIONS ON EXERCISE OF OPTION.

         Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in SECTION 18 hereof which results in termination of the Option.

         8.6.     METHOD OF EXERCISE.

         An Option that is exercisable may be exercised by the Grantee's delivery to the Company of written notice of exercise on any business day, at the Company's principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.

         8.7.     RIGHTS OF HOLDERS OF OPTIONS

         Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in SECTION 18 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

         8.8.     DELIVERY OF STOCK CERTIFICATES.

         Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

9.       TRANSFERABILITY OF OPTIONS

         9.1.     TRANSFERABILITY OF OPTIONS

         Except as provided in SECTION 9.2, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee's guardian or legal representative) may exercise an Option. Except as provided in SECTION 9.2, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

         9.2.     FAMILY TRANSFERS.

         If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this SECTION 9.2, a "not for value" transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this SECTION 9.2, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this SECTION 9.2 or by will or the laws of descent and distribution. The events of termination of Service of SECTION 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in SECTION 8.4.

10.      STOCK APPRECIATION RIGHTS

         The Board is authorized to grant Stock Appreciation Rights ("SARs") to Grantees on the following terms and conditions:

         10.1.    RIGHT TO PAYMENT.

         An SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for an SAR shall specify the grant price of the SAR, which may be fixed at the Fair Market Value of a share of Stock on the date of grant or may vary in accordance with a predetermined formula while the SAR is outstanding. An SAR granted in tandem with an outstanding Option following the Grant Date of such Option may have a grant price that is equal to the Option Price, even if such grant price is less than the Fair Market Value of a share of Stock on the grant date of the SAR.

         10.2.    OTHER TERMS.

         The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

11.      RESTRICTED STOCK AND STOCK UNITS

         11.1.    GRANT OF RESTRICTED STOCK OR STOCK UNITS.

         The Board may from time to time grant Restricted Stock or Stock Units to persons eligible to receive Awards under SECTION 6 hereof, subject to such restrictions, conditions and other terms, if any, as the Board may determine. Awards of Restricted Stock may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

         11.2.    RESTRICTIONS.

         At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a "restricted period") applicable to such Restricted Stock or Stock Units. Each

Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with SECTION 15.1 and 15.2. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

         11.3.    RESTRICTED STOCK CERTIFICATES.

         The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee's benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

         11.4.    RIGHTS OF HOLDERS OF RESTRICTED STOCK.

         Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

         11.5.    RIGHTS OF HOLDERS OF STOCK UNITS.

                  11.5.1.    VOTING AND DIVIDEND RIGHTS.

         Unless the Board otherwise provides in an Award Agreement, holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company's payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

                  11.5.2.    CREDITOR'S RIGHTS.

         A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

         11.6.    TERMINATION OF SERVICE.

         Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee's Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

         11.7.    PURCHASE OF RESTRICTED STOCK.

         The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in SECTION 13 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

         11.8.    DELIVERY OF STOCK.

         Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee's beneficiary or estate, as the case may be.

12.      UNRESTRICTED STOCK AWARDS

         The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

13.      FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

         13.1.    GENERAL RULE.

         Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

         13.2.    SURRENDER OF STOCK.

         To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

         13.3.    CASHLESS EXERCISE.

         With respect to an Option only (and not with respect to Restricted Stock), to the extent the Award Agreement so provides and only to the extent permitted by law, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in SECTION 19.3.

         13.4.    OTHER FORMS OF PAYMENT.

         To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

14.      DIVIDEND EQUIVALENT RIGHTS

         14.1.    DIVIDEND EQUIVALENT RIGHTS.

         A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

         14.2.    TERMINATION OF SERVICE.

         Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee's rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee's termination of Service for any reason.

15.      PERFORMANCE AND ANNUAL INCENTIVE AWARDS

         15.1.    PERFORMANCE CONDITIONS

         The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The

Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under SECTIONS 15.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code
Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

         15.2. PERFORMANCE OR ANNUAL INCENTIVE AWARDS GRANTED TO DESIGNATED COVERED EMPLOYEES

         If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this SECTION 15.2.

                  15.2.1.  PERFORMANCE GOALS GENERALLY.

         The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this SECTION 15.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

                  15.2.2.  BUSINESS CRITERIA.

         One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin;
(8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders' equity and (15) revenue.

                  15.2.3.  TIMING FOR ESTABLISHING PERFORMANCE GOALS.

         Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

                  15.2.4.  PERFORMANCE OR ANNUAL INCENTIVE AWARD POOL.

         The Committee may establish a Performance or Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance or Annual Incentive Awards.

                  15.2.5. SETTLEMENT OF PERFORMANCE OR ANNUAL INCENTIVE AWARDS; OTHER TERMS.

         Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

         15.3.    WRITTEN DETERMINATIONS.

         All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

         15.4.    STATUS OF SECTION 15.2 AWARDS UNDER CODE SECTION 162(M)

         It is the intent of the Company that Performance Awards and Annual Incentive Awards under SECTION 15.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code
Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of SECTION 15.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code
Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

16.      PARACHUTE LIMITATIONS

         Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a "Benefit Arrangement"), if the Grantee is a "disqualified individual," as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee's sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

17.      REQUIREMENTS OF LAW

         17.1.    GENERAL.

         The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

         17.2.    RULE 16B-3.

         During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

18.      EFFECT OF CHANGES IN CAPITALIZATION

         18.1.    CHANGES IN STOCK.

         If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company's stockholders of securities of any other entity or other assets without receipt of consideration by the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

         18.2. REORGANIZATION IN WHICH THE COMPANY IS THE SURVIVING ENTITY WHICH DOES NOT CONSTITUTE A CORPORATE TRANSACTION.

         Subject to SECTION 18.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a

Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

         18.3.    CORPORATE TRANSACTION.

                  Subject to the exceptions set forth in the last sentence of this SECTION 18.3 and the last sentence of SECTION 18.4, upon the occurrence of a Corporate Transaction:

                  (i) all outstanding shares of Restricted Stock and all Stock Units shall be deemed to have vested, and all restrictions and conditions applicable to such shares of Restricted Stock and Stock Unit shall be deemed to have lapsed, and the shares relating to the Stock Units shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

                  (ii) either of the following two actions shall be taken:

                           (A) fifteen days prior to the scheduled consummation
of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

                           (B) the Board may elect, in its sole discretion, to
cancel any outstanding Awards of Options, Restricted Stock, Stock Units and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the "Award Shares") multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

                  With respect to the Company's establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders. This SECTION 18.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units, and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units, and Restricted Stock for new common stock options and stock appreciation rights and new common stock restricted stock and stock units relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs, Stock Units, and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.

         18.4.    ADJUSTMENTS.

         Adjustments under this SECTION 18 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in SECTIONS 18.1, 18.2 and 18.3.

         18.5.    NO LIMITATIONS ON COMPANY.

         The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

19.      GENERAL PROVISIONS

         19.1.    DISCLAIMER OF RIGHTS

         No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

         19.2.    NONEXCLUSIVITY OF THE PLAN

         Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

         19.3.    WITHHOLDING TAXES

         The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this SECTION
19.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

         19.4.    CAPTIONS

         The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

         19.5.    OTHER PROVISIONS

         Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

         19.6.    NUMBER AND GENDER

         With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

         19.7.    SEVERABILITY

         If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

         19.8.    GOVERNING LAW

         The validity and construction of this Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.


                                      * * *

         To record adoption of the Plan by the Board as of March 11, 2004, and approval of the Plan by the stockholders on __________ __, 2004, the Company has caused its authorized officer to execute the Plan.




                                              WABASH NATIONAL CORPORATION



                                              By:
                                                     ---------------------------
                                              Title:
                                                     ---------------------------

                               FORM OF PROXY CARD

                           Wabash National Corporation
            Annual Meeting of Stockholders to be held on May 13, 2004
              Proxy solicited on behalf of the Board of Directors.

The undersigned hereby appoints John T. Hackett and Martin C. Jischke, or each of them, as the proxies of the undersigned, to vote all shares of Common Stock of Wabash National Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held May 13, 2004, or any adjournment thereof, as follows:

The Board of Directors recommends a vote "FOR" the listed propositions.

Proposal 1. Election of six Directors by all Stockholders. Nominees:

         01 - David C. Burdakin
         02 - William P. Greubel
         03 - John T. Hackett
         04 - Martin C. Jischke
         05 - Ludvik F. Koci
         06 - Stephanie K. Kushner

[ ] For all
[ ] Withhold all
[ ] For all (except Nominee(s) listed below)

---------------------------------------------------------------------------

Proposal 2: To approve the Wabash National Corporation 2004 Stock Incentive
            Plan.

[ ] For
[ ] Against
[ ] Abstain

Proposal 3. The proxies are authorized to vote in their discretion on any other matters which may properly come before the Annual Meeting to the extent set forth in the proxy statement.

                             YOUR VOTE IS IMPORTANT.
               PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY FORM
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side)
--------------------------------------------------------------------------------
                        (Continued from the other side)

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this Proxy will be voted FOR propositions 1 and 2.

Dated:
      --------------------, 2004

--------------------------
Signature

--------------------------
Please sign exactly as name appears in address. When signing as Attorney, executor, administrator, trustee, or guardian, please give your title as such. If joint account, please provide both signatures.